RODNEY SQUARE MANAGEMENT CORPORATION CODE OF ETHICS AND
                       STATEMENT OF INSIDER TRADING FOR
                          FIXED INCOME ACCESS PERSONS
                                   MAY 2011

PREAMBLE

         This Code of Ethics (the "Code") has been adopted by:

o the Management of Rodney Square Management Corporation ("RSMC"), insofar as RSMC serves as investment adviser to certain Funds of WT Mutual Fund (the "Trust"); and

o appropriate personnel of Wilmington Trust Company ("WT"), Wilmington Trust Investment Management, LLC ("WTIM"), Wilmington Brokerage Services Company ("WBSC"), and their affiliates, insofar as WT provides certain support services to RSMC in connection with the investment advisory services RSMC provides to the Fund .

1. COMPLIANCE WITH FEDERAL SECURITIES LAWS

          As an investment adviser registered with the U.S. Securities and Exchange Commission (the "SEC"), Rodney Square Management Corporation ("RSMC") is subject to the provisions of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"). Of particular note is Section 206 of the Advisers Act, which provides, in part, that it is unlawful for any investment adviser:

                  (a) to employ any device, scheme, or artifice to defraud any client or prospective client;

                  (b) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or

                  (c) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

                  (d) Employees (as defined in Section 3 of this Article) shall at all times comply with these and all other laws and regulations that may be applicable to RSMC and WT company businesses. In some instances, where such laws and regulations may be ambiguous and difficult to interpret, Employees should seek the advice of the RSMC Chief


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                           Compliance Officer (defined in Section 3 of this
                           Article), who may seek the advice of legal counsel.

2. GENERAL PRINCIPLES

This Code of Ethics and Statement of Insider Trading ("Code") is based on the following principles and standards:

                  (a) RSMC and WT owe a fiduciary duty to all of their Clients (as defined in Section 3 of this Article) and, therefore, Employees must at all times place the interests of Clients ahead of their own.

                  (b)      Access Persons (as defined in Section 3 of this
                           Article 1) must avoid any conduct that could create any actual or potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with, or appear to take advantage of, the portfolio transactions undertaken on behalf of Clients.

                  (c) Access Persons are not permitted to take inappropriate advantage of their positions with RSMC and WT to secure personal benefits that would otherwise be unavailable to them.

                  (d) It is imperative that all Access Persons avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of Clients. All Employees must adhere to these general principles in the conduct of the firms' businesses, even in situations that are not specifically addressed in this Code's provisions, procedures and restrictions. Violations of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. Any violation of the Code may constitute grounds for dismissal.


The Code has been adopted in accordance with the requirements of Rule 204A-1 under the Advisers Act. The Code also addresses the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Advisers Rule requires RSMC (also referred to as the "Investment Adviser") to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Federal securities laws, and to use reasonable diligence to prevent violations of the Code.

Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the

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 "SEC") or the federal courts. In addition, the Investment Adviser may impose internal sanctions for violations of this Code.

ALL PERSONS THAT ARE OR THAT ARE ABOUT TO BECOME COVERED BY THIS CODE ARE EXPECTED TO BE FAMILIAR WITH THE PROSCRIPTIONS OF BOTH THE ADVISERS RULE AND THE RULE. To that end, a summary of Rule 17j-1(b) is included as Appendix A to this Code.

Set forth below is the Code of Ethics adopted by the Investment Adviser in compliance with the rules.

3. DEFINITIONS

(a) "ACCESS PERSON" MEANS:

         (i) shall include every manager, trader, member, director, officer of RSMC, WTIM, WBSC and WT, and any supervised person who has access to non- public information regarding Clients' purchases or sales of securities, is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

         (ii) With respect to WT, WBSC and WTIM, means any employee of WT, WBSC and WTIM who makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, trades securities for clients based upon recommendation of any and/or all of the aforementioned or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by WT, WBSC and WTIM to RSMC with respect to the Trust.

 (b) "ADVISORY PERSON" means:

         (i) any employee of RSMC or WT (or of any company in a control relationship to RSMC or WT) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

         (ii) any natural person in a control relationship to RSMC, WTIM or WT who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.


* Certain interested Trustees or officers of the Fund who are also affiliated with and/or employed by an investment advisory or broker-dealer affiliate of RSMC, such as Cramer Rosenthal McGlynn, LLC ("CRM"), Roxbury Capital Management, LLC ("Roxbury"), Wilmington Trust Investment Management, LLC ("WTIM") , or Wilmington Brokerage Services Company ("WBSC"), who might be deemed to be an "ACCESS PERSON" and otherwise covered by this Code shall be excluded, provided that such person(s) are subject to a Code of Ethics adopted by CRM, Roxbury, WTIM, or WBSC, as appropriate.

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(c) "AUTOMATIC INVESTMENT PLAN" MEANS:

         (i) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a 401k or dividend reinvestment plan.

(d) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when an instruction to purchase or sell the security has been made an communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust. In addition, as to any person, a security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust.

(e) "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER(S)" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner or beneficial owner(s) have the right to enjoy some economic benefits from the ownership of the security regardless of who is the registered owner. This would include:

         (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

         (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

         (iii) securities held by a trustee, executor, administrator, custodian or broker (Note, accounts are reportable even if an access person does not derive an economic benefit from such account or accounts);

         (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

         (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

         (vi) securities recently purchased by a person and awaiting transfer into his or her name.

(f) "CHIEF COMPLIANCE OFFICER" (CCO) means a person designated and appointed by RSMC to perform, or procure the performance of, the various responsibilities assigned to such COMPLIANCE COMMITTEE by this Code.


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(g) "CLIENT" means both individual and institutional clients (including corporations, investment companies, trusts, endowments, foundations and other legal entities), whether resident or non-U.S. resident, for whom RSMC or WT provides investment services.

(h) "COMPLIANCE COMMITTEE" means certain RSMC and/or WT employees whose responsibilities include the pre-clearance of personal trades and analysis and remediation of trading violations. (Committee members are Anna Bencrowsky, Rex Macey, John Kelley, and Marilyn Talman, Esq.)

(i) "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

(j) *"COVERED SECURITY" means any Security defined under Section 2(a)(36) of the 1940 Act (s) below), including for the purposes of this Code of Ethics, iShares, and ETFs, except that the following types of securities are generally exempt from trading restrictions under this Code:

         (i)      direct obligations of the Government of the United States;

         (ii) bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements;

         (iii) shares issued by open-end investment companies registered under the 1940 Act.

* THE DEFINITION INCLUDED IN SECTION 2(A)(36) OF THE 1940 ACT (THE "ACT") INCLUDES PRIVATE PLACEMENTS SUCH AS WILMINGTON, CAMDEN, AND GUIDANCE PRIVATE FUNDS.

(k) "EMPLOYEES" shall mean every manager, member, director, officer and Access Person of RSMC and WT.

(l) "EQUIVALENT SECURITY" shall include any option to purchase or sell, and any security convertible into or exchangeable for such COVERED SECURITY.

(m) "EXCHANGE TRADED FUNDS (ETFs)" include shares of open-end mutual funds and units of unit investment trusts (UITs). Shares of several other products are sometimes referred to as ETFs although they are not actually shares of registered investment companies due to their lack of qualification for registration under the Investment Company act of 1940 or because they have no requirement to register. All of these securities trade in the open market over an exchange (hence the name exchange-traded fund), rather than being bought and sold by the investment company as redeemable securities.

(n) "FAMILY" shall include one's spouse, minor children, parents, siblings and adults living in the same household.

(o) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


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(p) "INVESTMENT PERSONNEL" means:

         (i) any employee of RSMC, WBSC or WT (or of any company in a CONTROL relationship to RSMC or WT), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale and trading of recommended securities by the Trust or any other client; and

         (ii) any natural person who CONTROLs RSMC or WT, who obtains information concerning recommendations made to the Trust or any other client regarding the purchase or sale of securities by the Trust or any other client.

(q) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

(r) "LIMITED PARTNERSHIP" means a commingled vehicle that is not publicly traded and is exempt from registration under the Securities Act of 1933 and Investment Act of 1940.

(s) "PERSONAL TRADE ASSISTANT" (PTA) is provided by Dataware Solutions, and is an electronic tool that facilitates pre-clearance and reporting of personal trades, completion of required Certifications, and holdings of all access and related persons brokerage accounts.

(t) "PRIVATE FUND" means a fund that (a) is not required to register under the Investment Company Act of 1940, as amended, because it meets the requirements under Section 3(c)(1) or (7) of that Act and (b) "permits its owners to redeem any portion of their ownership interests within two years of the purchase of such interests" (excluding redemptions upon the occurrence of "extraordinary" events and redemptions of interests acquired through the reinvestment of distributed capital gains or income).

(u) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a COVERED SECURITY.

(v) "REPORTABLE FUND" means: (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act or (iii) any Exchange-Traded Fund (ETFs).

(w) "SECURITY" shall have the same meaning set forth under Section 202(a)(18) of the Advisers Act, irrespective of whether the issuer is a U.S. or non-U.S. entity and whether the security is being held by a U.S or non-U.S. custodian, or directly or indirectly, in personal custody; except that it shall not include shares of registered open-end investment companies (mutual funds), securities issued by the U.S Government or by U.S. federal agencies which are direct obligations of the U.S.,


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bankers' acceptances, bank certificates of deposits and commercial paper. The following are expressly deemed to be a security subject to this Code:

         i. A security issued by any foreign government or agency thereof; and

         ii.      A future or an option on a future.

(x) A security is being considered for purchase or sale: or is "being purchased or sold" when a recommendation to purchase or sell the security by a RSMC or WT portfolio manager is under serious consideration or has already been made and the transaction is being executed.

(y) "TRADING PROGRAM" means the implementation over a period of time of an investment decision to buy or sell securities of a particular company on behalf of one or more clients. The duration of a Trading Program may be shorter (one day or part of a day) or longer (days, weeks) depending upon market conditions such as price or liquidity. RSMC also undertakes "Partial Trading Programs," which means that it may implement a program of buy or sell a partial position of securities in a particular company on behalf of a group of clients pending a later possible determination by RSMC to buy or sell a full position.

4. PRINCIPLES FOR DOING BUSINESS

(a) Confidentiality of Client Information


          Confidentiality of Client information is a fundamental principle of the investment management business. Employees must maintain the confidential relationship between RSMC and each of its Clients. This confidentiality of Client information such as the extent of the account relationship must be held inviolate by those to whom it is entrusted and must never be discussed outside the normal and necessary course of RSMC and WT businesses. To the extent possible, all information concerning Clients and their accounts shall be shared among Employees on a strictly need-to-know basis.

(b) Conflicts of Interest

          It shall be the first obligation of every Access Person to fulfill his or her fiduciary duty to clients. No Access Person shall undertake any outside employment, or engage in any personal business interest, that would interfere with the performance of this fiduciary duty. No Access Person may act on behalf of RSMC or WT in any transaction involving persons or organizations with whom he or she, or his or her family, have any significant connection or financial interest. In any closely held enterprise, even a modest financial interest held by an Access Person, or any member of his or her family, should be viewed as significant.

(c) Service as a Director

          No Access Person shall become a director or any official of a business organized for profit without first obtaining written approval from RSMC's Chief Compliance Officer and/or the appropriate management personnel based upon the determination that such service would not be inconsistent with the interests of RSMC or WT and RSMC's Clients.

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(d) Personal Fiduciary Appointments

          No Access Person shall accept a personal fiduciary appointment without first obtaining the written approval of RSMC's Chief Compliance Officer and/or the appropriate management personnel, unless such appointment results from a close family relationship.

(e) Service on Civic and Charitable Organizations

          RSMC and WT encourage their Employees to participate in local, civic, and charitable activities. In some cases, however, it may be improper for an Access Person to serve as a member, director, officer or employee of a municipal corporation, agency, school board, or library board. Such service is appropriate when adequate assurances, in writing, are first given to RSMC's Chief Compliance Officer and/or the appropriate management personnel, that business relationships between RSMC and WT and such entities would not be prohibited or limited because of statutory or administrative requirements regarding conflicts of interest.

(f) Fees to Consultants and Agents

          No fees or payments may be made by RSMC directly or indirectly to consultants, agents, solicitors and other third-party providers of professional services without approval by John J. Kelley or his designee or successor prior to conclusion of any formal arrangements for services.

(g) Policy Against Bribery and Corruption

          All RSMC officers and agents are bound to comply with all applicable regulatory requirements in their business dealings, including the U.S. Foreign Corrupt Practices Act (FCPA"), and therefore, are prohibited from giving, offering or promising anything of value to any government official, either U.S. or non-U.S. with the improper intent to obtain or retain any business or any other advantage. Please refer to RSMC's Bribery and Corruption Policies and Procedures for specific details.

(h) Personal Benefits

          No Access Person, or member of his or her Family, may accept a personal gift, benefit, service, form of entertainment or anything of more than de minimis value ("gift" from Clients, suppliers, service providers, brokers and all other parties with whom RSMC has contractual or other business arrangements if such gift is made because of the recipient's affiliation with RSMC or WT or with an Access Person. Any RSMC Access Person, who receives a gift of more than de minimis value, or a gift with an unclear status under this
Section 7, shall promptly notify the Chief Compliance Officer and may accept the gift only upon written approval of the Chief Compliance Officer. It shall be the responsibility of the Chief Compliance Officer to determine whether the gift shall be retained by the Access Person or member of his or her Family, returned to the donor, or donated without tax deduction to such charitable organization as determined by the affected Access Person with the approval of the Chief Compliance Officer.

         (i)      Personal Fees and Commissions

          No Access Person shall accept personal fees, commissions or any other form of remuneration in connection with any transactions on behalf of RSMC or WT or any of its Clients,

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except those approved by the Chief Compliance Officer, and which are received in the ordinary course of business.

(j) Dealings with Suppliers

          Access Persons shall award orders or contracts to outside suppliers on behalf of RSMC solely on the basis of merit and competitive pricing, without regard to favoritism or nepotism.

(k) Borrowing

          No Access Person, or member of his or her Family, may borrow money from any Client or any RSMC and WT suppliers, service providers, brokers and all other parties, with whom RSMC or WT has contractual or other business arrangement under any circumstances. Notwithstanding the foregoing, Employees may maintain margin accounts for their personal trading activities.

(l) Political Contributions

RSMC shall make no contributions to political parties or candidates for office.

RSMC prohibits Access Persons from making political contributions in order to obtain business (commonly known as "pay-to-play").

(m) Pay-to Play

RSMC prohibits Access Persons from making political contributions in order to obtain business (commonly known as "pay-to-play").

          The SEC adopted Rule 206(4)-5 under the Advisers Act to address "pay-to play" practices under which direct or indirect payments by investment advisers to state and local government officials are perceived to improperly influence the award of government investment business. The Rule prohibits an investment adviser from (i) providing advisory services for compensation to a government entity client for two years after the adviser or certain executives or employees make a contribution to certain elected officials or candidates;
(ii) providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to "pay-to-play" restrictions; and (iii) soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the advisor is providing or seeking government business.

          RSMC Access and (Related) Persons are prohibited from contributing to the political campaigns of individuals that serve as board members or committee members for current or potential clients or individuals affiliated with such clients. This prohibition applies to individual contributions and to Political Action Committees ("PAC").

          RSMC Access and (related) Persons will be limited as to the monetary amount of contributions per election. If the Access or Related Person is able to vote for a political candidate a contribution to a candidate of $350.00 or less per election may be made, and if not able to vote for a candidate, a contribution of $150.00 or less per election.

          Prior to making a contribution to a political campaign, it is the Access Person's responsibility to verify that RSMC does not manage the assets of an entity where the recipient may

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directly or indirectly influence plan decisions for the client. In order to prevent any conflicts of interest on behalf of our clients, pre-approval (Schedule F of this Code) of political contributions must be obtained from Anna
M. Bencrowsky, Chief Compliance Officer on in her absence from Marilyn Talman, Esq. Pre-approval is necessary due to the various stipulations currently in effect under the adoption "Pay-to-Play" Rule.

          Failure to adhere to various prohibitions within the Rule could trigger (subject to select exceptions) the immediate termination of an existing investment adviser contract, and prohibit the investment adviser from providing advisory services for compensation, either directly or through a pooled investment vehicle, to that government client/government entity for two years (the "timeout" period). This "time-out" period is triggered by a "contribution" to an "official" of a "government entity" and starts on the date of the contribution. An official includes an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or as authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser.

          It is important to note that in addition to the SEC's Pay-to-Play Rule, some states, such as Pennsylvania, have their own Rule in place concerning this type of activity. If at any time you are unsure of your responsibility concerning political contributions please consult your Chief Compliance Officer, Anna M. Bencrowsky or Marilyn Talman, Esq.

(n) Duty to Report Violations or Potential Conflicts of Interest

          RSMC's Chief Compliance Officer must be informed at all times of matters that may constitute violations of this Code of Ethics, or that may be considered of fraudulent or illegal nature, or potentially injurious to the good reputation of RSMC. RSMC Employees shall have a duty to report such events immediately to the Chief Compliance Officer.

(o) Full Disclosure

          In responding to requests for information concerning RSMC business practices from RSMC's internal or independent accountants and auditors, counsel, regulatory agencies or other third parties, RSMC shall be truthful in their communications and shall make full disclosure at all times.

5. INSIDER TRADING

 (a) Introduction


          The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

          Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Accordingly, RMSC has adopted the following policy,

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procedures and supervisory procedures as an integral part of its Code applicable to all Access Persons.

(b) Policy

          The purpose of this Section 2 is to familiarize Access Persons with issues concerning insider trading and assist them in putting into context the policy and procedures on insider trading.

          No Access Person may trade in a security, either personally or on behalf of Clients, while in possession of material, nonpublic information regarding that security; nor may any Access Person communicate material, nonpublic information to others in violation of the law. This conduct is commonly referred to as "insider trading." This policy extends to activities within and without the individual functions of access persons and covers not only their personal transactions, but also indirect trading by Family, friends and others, or the nonpublic distribution of inside information from them to others. Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade securities (whether or not one is an "insider") or the communication of material nonpublic information to others who may then seek to benefit from such information.

          While the law concerning insider trading is not static and may undergo revisions from time to time, it is generally understood that the law prohibits:

         (i) trading by an insider, while in possession of material nonpublic information, or

         (ii) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         (iii)    communicating material nonpublic information to others.


(c) Elements of Insider Trading

         (i)      Who is an Insider?


          The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such service providers. In addition, an investment adviser may become a temporary insider of a company it advises or for which it provides other services. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

         (ii)     What is Material Information?

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          Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information is reasonably certain to have a substantial effect on the price of a company's securities.
Information that Access Persons should consider material includes, but is not limited to dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

         (iii)    What is Nonpublic Information?

          Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Bloomberg electronic news reports or in THE WALL STREET JOURNAL or other publications of general; circulation would be considered public. (Depending on the nature of the information, and the type of timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

(d) Penalties for Insider Trading

          Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers. An individual can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation:

         (i)      civil injunctions;

         (ii)     treble damages;

         (iii)    disgorgement of profits;

         (iv)     jail sentences;

         (v) fines for the person who committed the violation of up top three times the profit gained or loss avoided, whether or not the person actually benefited; and

         (vi) fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.


(e) Procedures

The following procedures have been established to aid Access Persons in avoiding insider trading and to aid in preventing, detecting, and imposing sanctions against insider trading. Access persons must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. If you have questions about these procedures, you should consult the Chief Compliance Officer.

          (i) Identifying Inside Information. Before trading for yourself or others, including Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  (1) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  (2) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace, e.g. by being published electronically by BLOOMBERG, or in THE WALL STREET JOURNAL or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you should report the matter immediately to the Chief Compliance Officer. Until she has an opportunity to review the matter, you should not (i) purchase or sell the security on behalf of yourself or others, including Clients, and (ii) communicate the information to anyone, other than to the Chief Compliance Officer. After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

         (i) Personal Securities Trading. Each Access Person shall electronically submit to the CCO via Personal Trade Assistant ("PTA") on a quarterly basis, a Code of Ethics Certification . If, for any reason, electronic means is not available then a trading report, a form of which is attached to the Code should be submitted to the CCO.

         (ii) Restricting Access to Material Nonpublic Information. Any information in your possession that you identify as material and nonpublic may not be communicated to anyone, other than the Chief Compliance Officer as provided in subparagraph (a) above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be locked; access to computer files containing material nonpublic, information should be restricted.

         (iii) Resolving Issues Concerning Insider Trading. If, After consideration of the Items set forth in of this Article IV, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.


(f) Supervision

The supervisory role of the Chief Compliance Officer, Chief Operating Officer of RSMC, and management of WT is critical to the implementation and maintenance of this Statement of Insider Trading, and encompasses the following: (i) Prevention of Insider Trading

To prevent insider trading, the Chief Compliance Officer or in her absence, the Chief Operating Officer shall:

         (1) answer promptly any questions regarding the Statement of Insider

                  Trading;

         (2) resolve issues of whether information received by Access Persons is material and nonpublic;

         (3) update the Statement of Insider Trading and distribute amendments thereto, as necessary, to all Access Persons;

         (4) obtain an annual written acknowledgment form all Access Persons that they have reviewed the Code of Ethics, including the Statement on Insider Trading contained in Article 5 thereof;

         (5) when it has been determined that any Access Person has material Nonpublic information:

                  (a) implement measures to prevent dissemination of such information, and

                  (b) if necessary, restrict Access Persons from trading the securities.


         (ii)     Detection of Insider Trading

To detect insider trading, the Chief Compliance Officer shall:

         (i) review electronic trading activity reports submitted quarterly by each Access Person, to ensure that no trading took place in securities in which Access Persons of RSMC, WTIM, WBSC and/or WT were in possession of material nonpublic information;

         (ii) review the trading activity of the portfolios managed by RSMC quarterly; and coordinate, if necessary, the review of such reports with other appropriate officers, director or employees of RSMC, WTIM, WBSC and WT.

         (iii)    Special Reports of Management

Promptly upon learning of a potential violation of the Statement of Insider Trading, the Chief Compliance Officer shall prepare a written report detailing the incident.

         (iv)     Quarterly Reports

On a quarterly basis, the Chief Compliance Officer will prepare a written report to RSMC
Management and the Trust's Board of Trustees, setting forth the following:

         (1) describe any issues arising under this Code or Ethics or procedures during the past quarter;

         (2) summarize any violations of the Code of Ethics or procedures, including sanctions imposed in response to such violations, during the past year;

         (3) provide full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

         (3) evaluate the current procedures and make any recommendations for changes in the existing restrictions and/or procedures based upon experience of RSMC under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations to WT Legal.

6. DISSEMINATION OF RUMORS

          All access persons are expressly prohibited from knowingly spreading as fact any rumor they know to be false concerning any company, or any purported market development, with the purpose and design to impact trading in or the price of that company's or any other company's securities, and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the spreading of false rumors, or any other form of illegal market manipulation, via any media, including, but not limited to email, instant messages, text messages, blogs or chat rooms.

7. WHISTLEBLOWING

          The SEC adopted final rules to implement provisions of Section 21F of the Securities Act of 1934, which was added to the Act by Section 922 of the Dodd-Frank Act. As a mater of note, RSMC Whistleblowing Policies and Procedures are in place. Please refer to these Policies and Procedures for specific details.

8. PRIMARY REQUIREMENTS FOR PERSONAL TRADING

(a) Execution of Personal Trades:


                  All RSMC ACCESS PERSONS WERE PREVIOUSLY ADVISED THAT ALL PERSONAL OR RELATED BROKERAGE ACCOUNTS WERE TO BE THROUGH WBSC, E-TRADE, FIDELITY, MERRILL LYNCH, SCHWAB, AND TDAMERITRADE ONLY. However, an ACCESS PERSON may seek a waiver (Schedule E) from this requirement by submitting a Brokerage Account Waiver Application to the CCO or in her absence another Compliance Committee member in the form attached hereto as Schedule C. The Compliance Committee will then evaluate the request and notify the Access Person within a reasonable amount of time of their decision. PLEASE NOTE THAT WAIVERS WILL ONLY BE GRANTED IN CASES OF EXTREME NECESSITY. FOR EXAMPLE, SPOUSE'S RELATED ACCOUNT MAY ONLY BE HOUSED WHERE SPOUSE'S EMPLOYER SPECIFIES OR WHERE A TRUST MAY REQUIRE.

(b) Pre-Clearance of Personal Securities Transactions in any LIMITED OFFERINGS, LIMITED PARTNERSHIPS or PRIVATE FUNDS, which includes Balentine, Camden, and
Guidance:

         (i) All ACCESS Persons must submit proper pre-clearance documentation to the CCO or in her absence, John J. Kelley and/or Rex Macey, and as an alternate to these individuals, Marilyn Talman, Esq., to obtain approval to trade in any LIMITED OFFERING, LIMITED PARTNERSHIP or PRIVATE FUND (See Schedule D).

9. PROHIBITED TRANSACTIONS

(a) No ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1. Please refer to the applicable trading restrictions on the chart attached hereto as APPENDIX A.

(b) Except as otherwise provided, no ACCESS PERSON shall:

         (i) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

         (ii) seek or accept anything of value, either directly or indirectly, from broker/dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker/dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

   (A) an occasional meal;

   (B) an occasional ticket to a sporting event, the theater or comparable entertainment, or

   (A) a holiday gift of fruit or other foods; PROVIDED, however, that such gift is made available to all members of the recipient's department; or

         (iii) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

         (iv) all Access Persons are prohibited from making political contributions to any candidate for office if that candidate would be eligible to participate in directing investment management business to RSMC or the WT Mutual Fund.

 (c) ADDITIONALLY, no ACCESS PERSON shall:

         (i) acquire directly or indirectly any BENEFICIAL OWNERSHIP in any securities in an IPO; and

         (ii) with respect to LIMITED OFFERING, LIMITED PARTNERSHIP OR PRIVATE FUND securities purchased in accordance with pre-clearance procedures and duly authorized by THE CCO AND/OR THE COMPLIANCE COMMITTEE, fail to disclose that investment when and if they are involved in the Trust's subsequent consideration of an investment in the same issuer. In such circumstances, the Trust's decision to purchase securities of the issuer shall be subject to independent review by the COMPLIANCE COMMITTEE and at least one officer of the Trust, or the Investment Adviser with no personal interest in the issuer.

   The person proposing to make the acquisition and any subordinate of such individual shall be excluded from participating in such review.

 (d) FURTHER, no ACCESS PERSON shall:

         (i) IN THE ABSENCE OF DULY DOCUMENTED PRE-CLEARANCE APPROVAL, purchase and sell, or sell and purchase, the same COVERED SECURITY (including M&T stock in your 401k account) (or any EQUIVALENT SECURITY) within sixty (60) calendar days with the exception of options which would be within thirty (30) calendar days. Should such infraction occur, an Access Person may be required to disgorge any profits realized from such unauthorized short-term trading; or

         (ii) serve on the board of directors of any publicly traded company without prior written notification to the Chief Compliance Officer and the written authorization of the President and Chief Compliance Officer of RSMC. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its respective shareholders.

10. EXEMPTED TRANSACTIONS

 The prohibitions of Sections 7(b), 7(c) and 7(d) of the Code shall not apply to:

         (a) purchases or sales effected in any account over which the ACCESS PERSON has no direct or indirect influence or control;

         (b) transactions effected pursuant to an automatic 401k Plan or automatic dividend reinvestment plan;*HOWEVER, ANY TRANSACTION THAT OVER-RIDES THE PRE-SET SCHEDULE OR ALLOCATION OF INVESTMENTS IN A REPORTABLE FUND MUST BE DISCLOSED IN QUARTERLY REPORTS.

         (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, PROVIDED such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund;

         (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (e)      M&T stock

         (f)      Non-affiliated mutual funds

NOTWITHSTANDING THESE GENERAL EXEMPTIONS, THE SEC HAS FULL AUTHORITY TO EXAMINE ALL PERSONAL SECURITIES TRANSACTIONS TO DETERMINE ANY VIOLATION OF FEDERAL SECURITIES LAWS.

11. SPECIAL EXEMPTIONS

          The Chief Compliance Officer, Anna M. Bencrowsky, or in her absence, President and Chief Operating Officer, John Kelley and/or the Chief Investment Officer , Rex Macey, may grant exemptions from the personal trading restrictions in this Code, and that an exemption is appropriate to avoid injustice to the access person in the particular factual situation presented. Factors to be considered may include: the size and holding period of the access person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the access persons requested transaction, the amount and timing of client trading in the same or related security, and other relevant factors.

Any access person wishing an exemption should submit a written or email request to the Chief Compliance Officer or in her absence John Kelley and/or Rex Macey, setting forth the pertinent facts and reasons why the access person believes that the exemption should be granted. Access persons are cautioned that exemptions are intended to be exceptions and will not routinely be approved.

12. COMPLIANCE PROCEDURES (PROCEDURES ALSO APPLY TO EMPLOYEE RELATED ACCOUNTS)

 (a) Initial Holdings Reports

All ACCESS PERSONS shall disclose to the Chief Compliance Officer their personal holdings at the time the individual becomes an Access Person, and at least annually thereafter. The holdings report must be current as of a date not more than 45 days prior to the individual's becoming an access person:

         (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect

   BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON;

         (ii) the name of any broker, dealer or bank ("financial institution") with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

         (iii)    the date that the report is submitted by the ACCESS PERSON.

  The Initial Holdings Report shall be made on the form attached hereto as SCHEDULE

  A.

(b) Quarterly Securities Transactions Reports

         (i) Every ACCESS PERSON shall report to the Chief Compliance Officer the information described below with respect to transactions in any COVERED SECURITY and REPORTABLE FUND in which such person has, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP in the security; PROVIDED, however, that an ACCESS PERSON shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

         (ii) Reports required under this Section shall be made NOT LATER THAN 30 DAYS after the end of the calendar quarter. EVERY ACCESS PERSON SHALL BE REQUIRED TO SUBMIT A REPORT FOR ALL PERIODS, INCLUDING THOSE PERIODS IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

         (iii) For all ACCESS PERSONS, an electronic Quarterly Compliance, Quarterly Transaction, and Quarterly Confirmation of Trading Account/s Certification shall be made via Personal Trade Assistant. However, since PTA may not be accessed away from Wilmington Trust Company, a physical Quarterly Certification (Schedule C) will be accepted only should and Access Person be away from Wilmington Trust Company for the duration of the Quarterly Certification reporting period.

  With respect to any transaction during the quarter in a COVERED SECURITY and REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP:

         (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each COVERED SECURITY and each REPORTABLE FUND involved;

         (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (C) the price at which the transaction in the COVERED SECURITY and/or each

REPORTABLE FUND was effected;

         (D) the name of the financial institution with or through which the transaction was effected;

         (E)      the date that the report is submitted by the ACCESS PERSON;
                  and

With respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

         (A) the name of the financial institution with whom the ACCESS PERSON established the account;

         (B)      the date the account was established; and

         (C)      the date that the report is submitted by the ACCESS PERSON.

(c) Annual Holdings Reports


Every ACCESS PERSON must complete and submit electronically to the Chief Compliance Officer via Personal Trade Assistant, an annual holdings report which is current to within 45 days of the date that the report is submitted. However, since PTA may not be accessed away from Wilmington Trust Company, a physical Annual Holdings Report (Schedule B) will be accepted only should an Access Person be away from Wilmington Trust Company for the duration of the Annual Holdings reporting period. THIS REPORT SHALL BE DUE NO LATER THAN THE JANUARY 30 FOLLOWING THE DECEMBER 31 YEAR-END, and shall disclose:

                  (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP;

                  (ii) the name of any financial institution with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and

                  (iii) the date that the report is submitted by the ACCESS PERSON.


(d) Statements From Financial Institutions

Every ACCESS PERSON shall direct his or her financial institution to either electronically or in some cases physically supply to the Chief Compliance Officer, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

If copies of periodic statements are not received within 30 days of the end of the reporting period, the ACCESS PERSON shall be notified and must provide a statement/s to the CCO within the time allotted without delay or provide a written authorization to the Chief Compliance Officer to obtain such statements directly from the Access Person's institution.

In addition, each Access Person must complete and submit electronically via Personal Trade Assistant an Annual Questionnaire, which must be submitted no later than the January 30 following the December 31 year-end. However, since PTA may not be accessed away from Wilmington Trust Company, a physical Annual Questionnaire will be accepted only should an Access Person be away from Wilmington Trust Company for the duration of the Annual Questionnaire reporting period

(e) Notification of Reporting Obligation

The Chief Compliance Officer shall notify each identified ACCESS PERSON that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each ACCESS PERSON.

(f) Educating Employees About the Code of Ethics

The Advisers Rule requires the adviser to provide each supervised person with a copy of the code of ethics and any amendments. The code must also require each supervised person to acknowledge, in writing, his or her receipt of the code.


In order to further foster and educate access persons in regards to required compliance, the adviser will conduct compliance meetings as appropriate. The purpose of such meetings will be to review with new and existing Employees the adviser's compliance program, and how it helps us to fulfill our fiduciary obligations to put clients first and treat them fairly. Such meetings will also serve as an outlet to further educate those who continue to be subject to the code as to new regulatory developments. Employees will also be encouraged to speak up and bring any situations they view as detrimental to the attention of the CCO, their immediate supervisor, or to the attention of a Committee
Member.

Personal trading activities will also be reviewed so as to discourage employees from engaging in a pattern of securities transactions which either:

                  o Is so excessively frequent as to potentially impact their ability to carry out their assigned responsibilities or,

                  o        Involves securities positions that are
                           disproportionate to their net assets.


(g) Certification of Compliance with Code of Ethics

ACCESS PERSONS shall electronically certify annually pursuant to the Annual Holdings Report that:

         (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

         (ii) they have complied with the requirements of the Code of Ethics;

         (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and

         (iv) with respect to accounts that the ACCESS PERSON has represented that he or she has no direct or indirect influence or control, such ACCESS PERSON still has no direct or indirect influence or control over such accounts.

(h) Conflict of Interest

Every ACCESS PERSON shall notify the Chief Compliance Officer of any personal conflict of interest relationship that may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Trust.

         (i)      Review of Reports

The Chief Compliance Officer shall review all holdings or transactions reports submitted by each ACCESS PERSON, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Suspected violations shall be analyzed, documented and communicated to the COMPLIANCE COMMITTEE, AND THE TRUST'S BOARD OF TRUSTEES.

The Chief Compliance Officer shall maintain a current list of the persons responsible for reviewing the transactions and holdings reports provided electronically by PTA and/or physically.

(j) Beneficial Ownership

As stated previously, BENEFICIAL OWNERSHIP shall be interpreted in a manner consistent with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any

COVERED SECURITY or REPORTABLE FUND to which the report relates.


13. ANNUAL REPORTING

The Chief Compliance Officer and the Investment Adviser shall furnish to the Board of Trustees of the Trust(, the "Board"), an annual certification that RSMC has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this Code of Ethics and Statement of Insider Trading. Such annual report shall:(a) describe any issues arising under this Code of Ethics or since the last report;(b) summarize any violations of this Code of Ethics or procedures, including sanctions imposed in response to such violations, during the past year or since the last report;(c) identify any recommended changes in the existing restrictions or procedures based upon the experience of RSMC under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations since the last report; and(d) certify that RSMC has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this Code of Ethics.

14. REPORTING OF VIOLATIONS

(a) The Chief Compliance Officer shall initially review a suspected violation. Should it be determined that a violation has occurred, the Compliance Committee shall be notified and sanctions may be imposed.

(b) Should the CCO and/or the COMPLIANCE COMMITTEE find that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, record a written memorandum of such finding and the reasons therefore within the files maintained pursuant to this Code of Ethics.

(c) To the extent that a violation of this Code of Ethics constitutes a violation of RSMC and/or the Trust's Code of Ethics, the Trust's Regulatory Oversight Committee shall review reports of such violations on a quarterly basis.

15. POTENTIAL PENALTIES AND/OR SANCTIONS

Any securities trade or other activity found to be executed in violation of this or the Trust's Code of Ethics or the Rule shall be reviewed promptly by the CCO and in certain cases other members of the Compliance Committee.

Upon determination that a violation of this or the Trust's Code of Ethics has occurred, penalties and/or sanctions may be deemed appropriate, including, among other things, mandatory closing of account(s), unwinding of trade(s), disgorgement of profits, a letter of censure or suspension, or even termination of the employment of the violator. The CCO will also make a full report of such violation, and any subsequent action or actions taken regarding such violation to the Trust's' Regulatory Oversight Committee and the Trust's Audit
Committee.

Any violation for which disgorgement of profits (net of commissions but before any tax effect) is required will be to the Trust. In the event the Trust, is unaffected by the trade, the profits may be donated to a recognized charity that may be selected, with the approval of the Chief Compliance Officer, by the Access Person who was found to be in violation of the Code.

16. RETENTION OF RECORDS

As required under Rule 17j-1, the Investment Adviser shall maintain: this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an ACCESS PERSON hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an ADVISORY PERSON or INVESTMENT PERSONNEL of securities in a LIMITED OFFERING, LIMITED PARTNERSHIP, PRIVATE FUND; each memorandum made by the Chief Compliance Officer hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

17. AMENDMENTS

This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of ACCESS PERSONS indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code.

18. ADOPTION AND APPROVAL

 The Management of RSMC shall approve this Code of Ethics with respect to RSMC, including any material changes to this Code.


ADOPTED AS OF DECEMBER 2006 AND RATIFIED AND CONFIRMED ON MAY 15, 2007, REVISED
         DECEMBER 2008, APRIL 2009, APRIL 2010, DECEMBER 2010, MAY 2011

                                                                     APPENDIX A

                           SUMMARY OF RULE 17J-1(B)

IT IS UNLAWFUL FOR:

any affiliated person of, or principal underwriter for, a registered investment company ("Trust"), or

o ANY AFFILIATED PERSON OF AN INVESTMENT ADVISER OF, OR OF A PRINCIPAL UNDERWRITER FOR, A TRUST, IN CONNECTION WITH THE PURCHASE OR SALE, DIRECTLY OR INDIRECTLY, BY THE PERSON OF A SECURITY HELD OR TO BE ACQUIRED (SEE DEFINITION BELOW) BY THE TRUST:

1. to employ any device, scheme or artifice to defraud the Trust;

2. to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Trust; or

4. to engage in any manipulative practice with respect to the Trust.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a Trust means:

(i) any COVERED SECURITY within the meaning of the Rule (see the definition of the term "COVERED SECURITY" in this Code) which, within the most recent 15 days:

         o        is or has been held by the Trust; or

         o is being or has been considered by the Trust or its investment adviser for purchase by the Trust; and

(ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY.

APPENDIX B

PORTFOLIOS OF WT MUTUAL FUND AS OF MAY 2011

                           RSMC-ADVISED PORTFOLIOS:

                            Prime Money Market Fund
                       U. S. Government Money Market Fund
                          Tax-Exempt Money Market Fund
                       Short/Intermediate-Term Bond Fund
                            Broad Market Bond Fund
                              Municipal Bond Fund
                            Large-Cap Strategy Fund
                            Small-Cap Strategy Fund
                       Aggressive Asset Allocation Fund
                      Conservative Asset Allocation Fund

RSMC-ADVISED PORTFOLIOS WITH MULTIPLE SUB-ADVISERS:

                       Multi-Manager International Fund
                         Multi-Manager Real Asset Fund

                                                                     SCHEDULE A

                     RODNEY SQUARE MANAGEMENT CORPORATION

                                CODE OF ETHICS
                            INITIAL HOLDINGS REPORT

To the Chief Compliance Officer:

1. I hereby agree and acknowledge the following:

         a. I have received of a copy of the Code of Ethics (the "Code") of Rodney Square Management Corporation ("RSMC") dated May 2011;

         b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "ACCESS PERSON;"

         c. I fully understand my responsibilities under the Code and agree to comply with all applicable trading restrictions and reporting requirements; and

         d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the appropriate Boards of Trustees.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the WT Mutual Fund (the "Trust") , such as any economic relationship between my transactions and securities held or to be acquired by the Trust.

3. As of the date below I had a direct or indirect BENEFICIAL OWNERSHIP interest in the following securities:

Title/Name and                               Number of Shares                   Type of Interest
FULL DESCRIPTION OF SECURITIES               AND PRINCIPAL AMOUNT               (DIRECT OR INDIRECT)
------------------------------               --------------------               --------------------





[] By checking this box, I hereby certify that all ____ or part____ of my trading information otherwise reportable above is included instead on the ATTACHED statement(s) from the financial institution(s) listed on the next page.

4. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:


Name and Address of Firm,                     Account            Type of Interest
CONTACT PERSON, AND TELEPHONE NUMBER          NUMBER           (DIRECT OR INDIRECT)
------------------------------------          -------          --------------------











Date: _______________________________            Signature:_____________________
                                                 Print Name:____________________
                                                 Title:_________________________
                                                 Employer's Name:_______________

                                                                     SCHEDULE B

PLEASE NOTE: THIS FORM MAY ONLY BE USED IN THE EVENT YOU ARE OUT OF THE OFFICE DURING THE ENTIRE PTA ANNUAL ELECTRONIC REPORTING PROCESS.

                     RODNEY SQUARE MANAGEMENT CORPORATION

                                CODE OF ETHICS
                            ANNUAL HOLDINGS REPORT

To the Chief Compliance Officer:

1. I hereby agree and acknowledge the following:

a. I have received the current version of the Code of Ethics (the "Code") of Rodney Square Management Corporation;

b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated "ACCESS PERSON;"

c. I fully understand my responsibilities under the Code and agree to continue compliance with all applicable trading restrictions and reporting requirements; and

d. I understand the sanctions that may be imposed for trading violations and/or failure to file timely reports, including review by the appropriate Boards of Trustees.

2. I hereby certify that, during the year ended December 31, ______, I have complied with all provisions of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the WT Mutual Fund (the "Fund"), such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its respective Portfolios.

4. As of December 31, _____, I had a direct or indirect BENEFICIAL OWNERSHIP interest in the following securities:


Title/Name and                               Number of Shares                   Type of Interest
FULL DESCRIPTION OF SECURITIES               AND PRINCIPAL AMOUNT               (DIRECT OR INDIRECT)
------------------------------               --------------------               --------------------




[] By checking this box, I hereby certify that all ____ or part____ of my trading information otherwise reportable above is included instead on the ATTACHED statement(s) from the financial institution(s) listed on the next page.

5. As of December 31, _____, the following is a list of all brokers, dealers, or banks with which I maintain an account in which securities are held for my direct or indirect benefit:


Name and Address of Firm,                     Account            Type of Interest
CONTACT PERSON, AND TELEPHONE NUMBER          NUMBER           (DIRECT OR INDIRECT)
------------------------------------          -------          --------------------











Date: _______________________________            Signature:_____________________
                                                 Print Name:____________________
                                                 Title:_________________________
                                                 Employer's Name:_______________

                                                                      SCHEDULE C


PLEASE NOTE: THIS FORM MAY ONLY BE USED IN THE EVENT YOU ARE OUT OF THE OFFICE DURING THE ENTIRE PTA QUARTERLY ELECTRONIC REPORTING PROCESS.

PRINT  NAME:  ___________________________








                   CODE OF ETHICS AND INSIDER TRADING REPORT
                      QUARTERLY COMPLIANCE REPORTING FORM
                      FOR QUARTER ENDED __________________

This Form is provided for certifying compliance with the Code of Ethics and Insider Trading Report applicable to Rodney Square Management Corporation, Wilmington Trust Company, Wilmington Trust Investment Management, LLC, Wilmington Brokerage Services Company and Wilmington Trust FSB (collectively, "Wilmington Trust") on a quarterly basis.

To  the  Chief  Compliance  Officer:

A.       CONFLICTS OF INTEREST AND/OR INSIDER TRADING ISSUES (Select an option)

         [] I hereby certify that I have no knowledge of either the existence of any personal conflict of interest relationship, or inappropriate sharing of material non-public information which may involve any investment product available through Wilmington Trust or its affiliates (including an affiliated investment company or other affiliated investment), in any Client account or between transactions in my accounts and securities held or to be acquired in a Client account.

[]       A  report  or written description of potential conflicts of interest or insider  trading  issues  is  attached.

B.         DISCLOSURE  OF  PROHIBITED  INVESTMENTS  (Select  an  option)

         [] I hereby certify that I had no recent (during the quarter) or pending transactions in an IPO, Limited Offering, Limited Partnership or Private Fund;

         [] Transaction(s) in an IPO, Limited Offering, Limited Partnership. Private Fund are included on the Personal Securities Transaction Reporting Schedule.

C. QUARTERLY REPORT OF TRANSACTIONS IN REPORTABLE SECURITIES, INCLUDING THE WILMINGTON FUNDS, M&T GROUP OF FUNDS, CRAMER ROSENTHAL MCGLYNN AND ROXBURY CAPITAL MANAGEMENT MUTUAL FUNDS AND THE BALENTINE, CAMDEN, AND GUIDANCE PRIVATE FUNDS OR OTHER PRIVATE FUNDS. (Select an option)

         [] There are no transactions outside of the duplicate account statements provided.

         [] The transactions listed on the Personal Securities Transaction Reporting Schedule attached are reportable and do not appear on my duplicate account statements.

Reportable Securities include any options exercised with respect to Wilmington Trust Corporation Common Stock, as well as investment election changes made to your individual account in the Wilmington Trust Savings & Thrift Plan. Please refer to the Code of Ethics for the complete definition of Reportable Securities.

D.         CURRENT  TRADING  ACCOUNTS  (Select  an  option)

         [] There are no additions to or deletions from my previously reported list of established accounts with financial institutions.

         [] My list of accounts with financial institutions has changed. Any new or closed accounts are listed below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                               NEW (N)
NAME OF FINANCIAL INSTITUTION         TELPHONE NUMBER          ACCOUNT           OR                  DATE ACCOUNT
(BROKER, DEALER OR BANK)              & CONTACT PERSON         NUMBER          CLOSED(C)            OPENED OR CLOSED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


I hereby agree that if you have not received copies of statements for the accounts listed above or on a previous Compliance Reporting Form you are authorized to obtain duplicate copies of statements for these accounts directly from each institution identified above.

E.         CERTIFICATION

I  hereby  certify  that:

         a. I have received the current version of the Code of Ethics and Insider Trading Statement (the "Code") governing my activities;

         b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated Access Person;

         c. I fully understand my responsibilities under the Code and agree to comply with all applicable policies, procedures and reporting requirements;

         d. I understand that significant sanctions, including termination of employment, may be imposed for non-compliance with this Code and that violations, including failure to file timely reports, may be subject to review by senior management and the Board of Directors; and

         e. I hereby certify that, during the period covered by this report, I have complied in full with all provisions of this Code and I have submitted all reports in the time and manner required under this Code.

PERSONAL  SECURITIES  TRANSACTION  REPORTING  SCHEDULE

PERSONAL SECURITIES TRANSACTION REPORTING SCHEDULE
-----------------------------------------------------------------------------------
Name of
Security -
Include                             Buy
Interest                            (B),
Rate and                            Sell
Maturity                            (S),                                  Financial
Date for                            or    Number   Principal              Firm
Debt       Date                     Other of       Amount of   Price per  Executing
Securities Bought/Sold Ticker/Cusip (O)   Shares   Transaction Share/Unit Trade
---------- ------------------------ ----- -------- ----------- ---------- ---------

---------- ------------------------ ----- -------- ----------- ---------- ---------

---------- ------------------------ ----- -------- ----------- ---------- ---------

---------- ------------------------ ----- -------- ----------- ---------- ---------

---------- ------------------------ ----- -------- ----------- ---------- ---------

* Include any options exercised with respect to M&T Common Stock or investment election changes in the Wilmington Trust Savings & Thrift Plan




Signature:___________________________________________

Print  Name:_________________________________________

Title:_______________________________________________

                                                                      SCHEDULE D

Please Note: This form may only be used in the event PTA (electronic trade pre-clearance) is not functioning.

                      RODNEY SQUARE MANAGEMENT CORPORATION
                               PRE-CLEARANCE FORM
     REQUEST FOR APROVAL TO MAKE A PURCHASE  IN A LIMITED OFFERING, LIMITED
                          PARTNERSHIP OR PRIVATE FUND



PART  I:   TO BE COMPLETED BY ACCESS PERSON FOR EACH CONTEMPLATED
                                                               ----
TRADE.


1.         Date of Request:
2.         Name of Access Person:
3.         Name of Access Person's Related Account:
4.         Name of Fund:
5.         Name of L.P. Sponsor:
6.         Investor Reference Number:
7.         Investment Amount:
8.         Effective Investment Date:
9.         Purchase or Sale          [] Buy          [] Sell
10. Have you Purchased or Sold this Limited Offering, Limited Partnership, Private Fund within the past 60 Calendar Days?
           []  No      []  Yes         Details:


Access Person's Certification: "I have read and understand the current version of the Code of Ethics and I believe the transaction as proposed will comply fully with the provisions of such Code."

Signature  __________________________________         Position:

--------------------------------------------------------------------------------


PART  II:         TO  BE  COMPLETED  BY  APPROPRIATE  COMPLIANCE  PERSONNEL.


1.  Transaction  Approved
    [] No                            Reason
    [] Yes                           Approval  Expiration  Date:

Notes/Comments:

Name:_________________________                  Date:
      Compliance  Personnel



                 *TRADE PRE-APPROVAL IS VALID FOR 24 HOURS ONLY

                                                                      Schedule E


                 ~ BROKERAGE ACCOUNT WAIVER APPLICATION FORM ~
      REQUEST  FOR APPROVAL TO OPEN/MAINTAIN A TRADING ACCOUNT WITH A FIRM
                     OTHER THAN THOSE ON THE APPROVED LIST


         The Code of Ethics requires that all discretionary personal securities transactions made by or on behalf of Wilmington Trust employees who have been designated as Access Persons under the Code be executed through one of the six approved broker/dealers which were previously listed. This restriction applies to all accounts over which the Access Person has trading discretion, and/or benefits directly or indirectly from, including any account for a dependent or affiliate person. This restriction applies to all existing active accounts and any new accounts that have been opened, or may be opened (unless granted an exemption by the Chief Compliance Officer).

         A waiver to maintain an account away from one of the approved broker/dealers may be granted only for compelling reasons, and each request will be considered on a case-by-case basis. Please submit this form to the Chief Compliance Officer or in her absence another member of the Compliance Committee PRIOR to opening any accounts and/or placing a trade through any brokerage account or trading platform.

Date:                             ___________________________

Name  of  Access  Person:         ___________________________

Account  for  which  Waiver  is  Requested:

Existing  Account   []               New  Account    []

Name(s)  on  Account  Registration         _________________________________

Brokerage  Firm                           _________________________________

Account  Number                           _________________________________

Relationship  of  Account  Holder  if  other  than  Access  Person

_________________________________

A copy of the most recent account statement/confirmation must be attached hereto.

Reasons(s)  for  Request  to  Execute  Trades  through  this  Account:



--------------------------------------------------------------------------------

This  application  is approved  declined for  the  following  reason(s):


Name         ________________________________________         Date: ____________
                   Compliance Committee Member/s

                  SCHEDULE F



                  POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST



Name  of  Contributor:         _____________________________

Name  of  Recipient:         ______________________

Name  of  Client  Account  (if applicable): ____________________________________

Office  Held  by  Recipient:  ________________________________________________

Office  Candidate  Seeking:  _______________________________________________

Are  You  or  Related  Person/s  Able  to  Vote  for  this  Candidate:
Yes  []                No      []

Dollar  Amount  of  Proposed  Contribution: (circle applicable amount)   $350.00
$150.00  Other:  $_____

Date  of  Proposed  Contribution:         ______________________

Pre-Clearance  Granted:               YES                      NO

I hereby certify that to the best of my knowledge there are no existing or prospective client relationships connected with the recipient to whom I wish to contribute.

______________________
Signature

______________________
Print  Name

______________________
Date



Pre-Clearance  Authorization:

Authorized  By:  __________________________________

Print  Name:  __________________________________________

Title:  ________________________________________________

Date:  ________________________________________________



                                       35